SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: JUNE 19, 1997

                                 BBN CORPORATION
             (Exact name of registrant as specified in its charter)

                                  MASSACHUSETTS
                 (State or other jurisdiction of incorporation)

              1-6435                                   04-2164398
     (Commission File Number)            (I.R.S. Employer Identification Number)

             150 CAMBRIDGEPARK DRIVE, CAMBRIDGE, MASSACHUSETTS 02140
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (617) 873-2000


       (Former name or former address,  if changed since last report.)




ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

         (a) Change in Control. On June 10, 1997, GTE Corporation, a New York Corporation ("GTE"), announced that its wholly-owned subsidiary, GTE
Massachusetts Incorporated, a Massachusetts corporation ("Purchaser"), had accepted for payment all shares of common stock (the "Common Stock") of BBN Corporation, a Massachusetts corporation (the "Registrant"), tendered pursuant to its tender offer (the "Offer") for the Registrant's Common Stock, which tender offer expired as scheduled at 12:00 midnight, EDT, on Monday, June 9, 1997. An aggregate of approximately 20,432,435 shares of Common Stock had been tendered pursuant to the Offer, which constitutes approximately 94.66 percent of the Registrant's Common Stock outstanding. Purchaser will pay consideration in the approximate amount of $592.5 million for the tendered shares, which consideration it will obtain from GTE. According to the Schedule 14D-1/ Schedule 13D filed by GTE on May 12, 1997 (i) GTE will obtain the funds from internally generated funds and short-term borrowings at market interest rates; (ii) GTE will not make any borrowings under any of its existing credit agreements to obtain the funds needed to pay for the tendered shares; and (iii) any short term borrowings made by GTE for the purpose will be repaid by GTE from time to time from internally generated funds or from the proceeds of other borrowings.

         The planned merger of Purchaser into the Registrant (the "Merger"), pursuant to the Agreement and Plan of Merger dated as of May 5, 1997 among GTE, Purchaser and the Registrant (the "Merger Agreement"), will occur following a Special Meeting of Stockholders of Registrant expected to be held in July or August 1997. Following the Merger, the Registrant will be a wholly-owned subsidiary of GTE. An information statement relating to the Special Meeting is expected to be mailed to record holders of the Registrant's Common Stock in early July 1997.

         Arrangements/Understandings  with  Respect to  Election  of  Directors.
Pursuant to the Merger Agreement, GTE now has the right to designate for appointment or election to the Board of Directors of the Registrant (the "Board"), upon written notice to the Registrant, such number of persons so that the designees of GTE constitute the same percentage (but in no event less than a majority) of the Board (rounded up to the next whole number) as the percentage of shares of Common Stock acquired pursuant to the Offer (the "Shares"). The Merger Agreement provides that the Registrant will increase the size of the Board or obtain the resignation of such number of directors as is necessary to enable such number of GTE designees to be so elected. Notwithstanding the foregoing, the Merger Agreement provides that GTE, Purchaser and the Registrant shall use their respective reasonable best efforts to ensure that at least two of the members of the Board shall be, at all times prior to the consummation of the Merger, Continuing Directors. For these purposes, the term "Continuing Director" shall mean (i) any member of the Board as of the date of the Merger Agreement, (ii) any member of the Board who is unaffiliated with, and not a designee or nominee of GTE or Purchaser, or (iii) any successor of a Continuing Director who is (A)

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unaffiliated with, and not a designee or nominee, of GTE or Purchaser, and (B)
recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board, and in each case under clause (iii) who is not an employee of the Registrant. Effective June 10, 1997, the following directors of the Registrant resigned: John M. Albertine, Lucie J. Fjeldstad, Max D. Hopper, Regis McKenna, and Roger D. Wellington. Pursuant to the request of GTE, effective June 19, 1997 the following officers of GTE Corporation or GTE
Service Corporation were elected directors of the Registrant: Kent B. Foster, Thomas W. White, Gerald K. Dinsmore, Robert C. Calafell, and J. Michael Kelly. George H. Conrades, Stephen R. Levy, and Andrew L. Nichols remain on the Board as Continuing Directors.

    (b)      Arrangements Resulting in Change in Control on Subsequent Date.

    None.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                BBN CORPORATION

Dated:  June 19, 1997                           By: /s/ John Montjoy
                                                    ----------------
                                                    John Montjoy
                                                    Senior Vice President and
                                                      General Counsel

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